CUSIP No. 563823103 13D            Page 7 of 7

                                                                       Exhibit 1

                             Joint Filing Agreement

      The undersigned agree that the foregoing Statement on Schedule 13D/A, dated September 11, 2003, is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k).

      Dated: September 11, 2003

                                AFINSA BIENES TANGIBLES S.A.

                                By: /s/ Juan Antonio Cano Cuevas
                                    -------------------------------------
                                    Juan Antonio Cano Cuevas
                                    Chairman and Managing Director


                                AUCTENTIA, S.L.

                                By: /s/ Ramon Egurbide
                                    -------------------------------------
                                    Ramon Egurbide
                                    Managing Director